UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

NEW VIACOM CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.     Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On December 8, 2005, the Board of Directors of Viacom Inc. (“Viacom”) approved, and the Board of Directors (the “Board of Directors”) of New Viacom Corp. (the “Company”) approved and adopted, the following plans under which the Company’s executive officers may participate: (i) the New Viacom Excess Pension Plan (the “Excess Pension Plan”), (ii) the New Viacom Excess 401(k) Plan for Designated Senior Executives (the “Excess 401(k) Plan”) and (iii) the New Viacom Bonus Deferral Plan for Designated Senior Executives (the “Bonus Deferral Plan”). These plans, the terms and conditions of which are substantially the same as the corresponding Viacom plans, with such changes necessary, appropriate or advisable in order to comply with changes in applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended, will be effective as of the date immediately following the date of the closing of the transactions pursuant to which the Company will be separated from Viacom (the “Separation”).

The following is a summary of the principal provisions of each of the plans. This summary is not intended to be a complete description of all of the terms and conditions of each plan.

New Viacom Excess Pension Plan

The Excess Pension Plan is an unfunded nonqualified retirement plan that provides for the payment of certain pension and pension-related benefits to eligible employees of the Company who are participants in the New Viacom Pension Plan and whose annual base salary and commissions exceed the annual compensation limit under the New Viacom Pension Plan. Benefits under the Excess Pension Plan will be calculated using the New Viacom Pension Plan formula and the participant’s eligible compensation in excess of the annual compensation limitation. The maximum total amount of compensation that can be taken into account under the New Viacom Pension Plan and the Excess Pension Plan is $750,000, except for (i) any employee who was a participant in the Viacom Inc. Excess Pension Plan (to be renamed after the Separation to reflect sponsorship by CBS Corporation) prior to December 31, 1995, in which case the amount is fixed at such employee’s base salary as of December 31, 1995, if greater than $750,000 and (ii) any employee who is also a participant in the Viacom Inc. Pension Plan and the Viacom Inc. Excess Pension Plan (to be renamed after the Separation to reflect sponsorship by CBS Corporation) following the Separation, in which case the amount is fixed at $375,000. Participants are fully vested in their benefits under the Excess Pension Plan upon completion of five full years of service with the Company. Participants will receive credit for years of service credited under the Viacom Inc. Pension Plan and the Viacom Inc. Excess Pension Plan prior to the Separation. Payment of pension benefits under the Excess Pension Plan is made only upon participants’ termination of employment, disability, or death. The Retirement Committee of the Board of Directors may amend the Excess Pension Plan at any time. The Board of Directors may also amend, suspend or terminate the Excess Pension Plan at any time.

New Viacom Excess 401(k) Plan for Designated Senior Executives

The Excess 401(k) Plan is a voluntary unfunded nonqualified deferred compensation plan for the benefit of eligible senior executives of the Company who are participants in the New Viacom 401(k) Plan and whose annual base salary and commissions exceed the annual compensation limit under the New Viacom 401(k) Plan. Under the terms of the Excess 401(k) Plan, a participant may elect before the end of the calendar year prior to the year in which compensation is earned to defer a portion (from 1% to 15%) of his or her eligible compensation (excluding any bonus). The Company will credit a performance-based matching contribution to each participant’s account with respect to the first 5% of eligible compensation contributed by the participant. Company matching contributions to the Excess 401(k) Plan and the New Viacom 401(k) Plan will generally not be credited with respect to compensation in excess of $750,000 for any participant ($375,000 in the case of any participant who is also a participant in the Viacom Inc. 401(k) Plan (to be renamed after the Separation to reflect sponsorship by CBS Corporation) and the Viacom Inc. Excess 401(k) Plan for Designated Senior Executives (to be renamed after the Separation to reflect sponsorship by CBS Corporation) following the Separation). Participants vest in their accounts at the rate of 20% per year and are fully vested after five years of service with the Company. Participants will receive credit for years of service credited under the Viacom Inc. 401(k) Plan and the Viacom Inc. Excess 401(k) Plan for Designated Senior Executives prior to the Separation. The Company will maintain an account in the name of each participant, which account will be credited with the amount of the participant deferrals and Company matching contributions. Participant accounts under the Excess 401(k) Plan are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the New Viacom 401(k) Plan. Distributions under the Excess 401(k) Plan are made only upon participants’ termination of employment, death, disability, or hardship. The Retirement Committee of the Board of Directors may amend the Excess 401(k) Plan at any time. The Board of Directors may suspend or terminate the Excess 401(k) Plan at any time.

New Viacom Bonus Deferral Plan for Designated Senior Executives

The Bonus Deferral Plan is a voluntary unfunded nonqualified deferred compensation plan for the benefit of eligible senior executives of the Company who are designated as eligible to participate in the Excess 401(k) Plan (whose annual base salary and commissions exceed the annual compensation limit under the New Viacom 401(k) Plan). Under the terms of the Bonus Deferral Plan, a participant may elect before the end of each year to defer a portion (from 1% to 15%) of his or her cash bonus compensation earned in respect of the next succeeding calendar year. The Company will maintain an account in the name of each participant, which account will be credited with the amount of the participant’s bonus deferral. Participant accounts under the Bonus Deferral Plan are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the New Viacom 401(k) Plan. Distributions under the Bonus Deferral Plan are made only upon participants’ termination of employment, death, disability, or hardship. The Retirement Committee of the Board of Directors may amend the Bonus Deferral Plan at any time. The Board of Directors may suspend or terminate the Bonus Deferral Plan at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VIACOM CORP.
(Registrant)

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 14, 2005

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